Exhibit 99.1

FOR IMMEDIATE RELEASE	New York, NY (July 28, 2011)

INTERPUBLIC ANNOUNCES SECOND QUARTER
AND FIRST HALF 2011 RESULTS

•	Second quarter 2011 revenue increase of 8.0% as reported and organic revenue increase of 4.7% – bringing first half organic revenue growth to 6.8%
•	Second quarter 2011 operating income of $174.0 million, an operating margin of 10.0%
•	Second quarter 2011 diluted earnings per share was $0.19, compared with $0.15 per share a year ago
•	Management affirms full year 2011 targets of 4-5% organic growth and at least 9.5% operating margin
•	Shareholder value enhanced through the repurchase of 12.0 million shares of common stock during the first half of 2011

Summary

•	Revenue
o
Second quarter 2011 revenue was $1.74 billion, compared to $1.61 billion in the second quarter of 2010, with an organic revenue increase of 4.7% compared to the prior-year period.  Organic revenue growth was 4.2% in the U.S. and 5.5% internationally, with increases in most regions of the world.

o
First half 2011 revenue was $3.22 billion, compared to $2.95 billion in the first half of 2010, with an organic revenue increase of 6.8% compared to the prior-year period.  There was organic revenue growth in the U.S. of 6.3%.

Interpublic Group   1114 Avenue of the Americas   New York, NY 10036   212-704-1200 tel  212-704-1201 fax

•	Operating Results
o
Operating income in the second quarter of 2011 was $174.0 million, compared to operating income of $177.2 million in 2010.  Operating margin was 10.0% for the second quarter of 2011, compared to 11.0% in 2010.

o	For the first half of 2011, operating income was $128.7 million, compared to operating income of $117.8 million in 2010. Operating margin was 4.0% for the first half of 2011and 2010.

•	Net Results
o
Second quarter 2011 net income available to IPG common stockholders was $101.7 million, resulting in earnings of $0.21 per basic and $0.19 per diluted share.  This compares to net income available to IPG common stockholders a year ago of $105.3 million, or $0.22 per basic and $0.15 per diluted share.

o
First half 2011 net income available to IPG common stockholders was $53.6 million, resulting in earnings of $0.11 per basic and diluted share.  This compares to net income available to IPG common stockholders a year ago of $33.8 million, or $0.07 per basic and $0.02 per diluted share.

o
Basic earnings per share for the second quarter and first half of 2010 were benefitted by $25.7 million from the repurchase of 303,526 shares of Series B Preferred Stock.  Diluted earnings per share for the second quarter and first half of 2010 exclude the benefit associated with the repurchase of the preferred shares.

“The strength of our professional offerings is evident in our 6.8% organic revenue growth for the first half of the year, despite very challenging comparisons.  For the six months, all geographic world regions and all of our major global networks posted organic growth,” said Michael I. Roth, Interpublic’s Chairman and CEO.  “Profitability in the second quarter reflects that our current results compare to a second quarter of 2010 that saw very strong revenue gains, but low expense growth as well as continued investment behind growth areas of our business.  Our focus for the balance of this year will be on margin enhancement.  We remain confident that we will achieve our full year 2011 target of 4-5% organic growth, deliver at least 9.5% operating margin and further enhance shareholder value.”

Interpublic Group   1114 Avenue of the Americas   New York, NY 10036   212-704-1200 tel  212-704-1201 fax

Operating Results

Revenue
Revenue of $1.74 billion in the second quarter of 2011 was up 8.0% compared with the same period in 2010.  During the quarter, the effect of foreign currency translation was positive 3.6%, the impact of net divestitures was negative 0.3%, and the resulting organic revenue increase was 4.7%.

Revenue of $3.22 billion in the first half of 2011 was up 9.0% compared to the first half of 2010.  During the first half of 2011, the effect of foreign currency translation was positive 2.4%, the impact of net divestitures was negative 0.2%, and the resulting organic revenue increase was 6.8%.

Operating Expenses
During the second quarter of 2011, salaries and related expenses were $1.10 billion, up 10.6% compared to the same period in 2010.  After adjusting for currency effects and the impact of net divestitures, salaries and related expenses increased 6.9% organically.

During the first half of 2011, salaries and related expenses were $2.18 billion, up 10.4% compared to the same period in 2010.  After adjusting for currency effects and the impact of net divestitures, salaries and related expenses increased 8.1% organically.

Staff cost ratio, which is total salaries and related expenses as a percentage of total revenue, increased in the second quarter of 2011 to 62.9% from 61.5% in the second quarter of 2010, and increased in the first half of 2011 to 67.7% from 66.8% in the first half of 2010.

Severance expense in the second quarter of 2011 was $22.5 million, compared to $17.2 million in the second quarter of 2010.  For the first half of 2011, severance expense was $45.6 million, compared to $27.5 million in 2010.

Interpublic Group   1114 Avenue of the Americas   New York, NY 10036   212-704-1200 tel  212-704-1201 fax

During the second quarter of 2011, office and general expenses were $470.8 million, up 6.3% compared to the same period in 2010.  After adjusting for currency effects and the impact of net divestitures, office and general expenses increased 2.8% organically.

During the first half of 2011, office and general expenses were $910.0 million, up 5.9% compared to the same period in 2010.  After adjusting for currency effects and the impact of net divestitures, office and general expenses increased 3.5% organically.

Non-Operating Results and Tax
Net interest expense of $23.4 million decreased by $5.5 million, or 19.0%, in the second quarter of 2011 compared to the same period in 2010.  For the first half of 2011, net interest expense of $47.0 million decreased by $8.0 million, or 14.5% compared to the same period in 2010.

Other income (expense), net was $5.3 million and ($0.8) million for the second quarter and first half of 2011, respectively.

The income tax provision in the second quarter of 2011 was $47.6 million on income before income taxes of $155.9 million, compared to a provision of $63.3 million on income before income taxes of $146.2 million in the same period in 2010.  The income tax provision in the first half of 2011 was $26.1 million on income before income taxes of $80.9 million, compared to a provision of $48.0 million on income before income taxes of $61.2 million in the same period in 2010. The effective tax rate for the second quarter of 2011 was 30.5%, compared to 43.3% for the same period a year ago.  The effective tax rate for the first half of 2011 was 32.3%, compared to 78.4% for the same period a year ago.

Interpublic Group   1114 Avenue of the Americas   New York, NY 10036   212-704-1200 tel  212-704-1201 fax

Balance Sheet
At June 30, 2011, cash, cash equivalents and marketable securities totaled $1.82 billion, compared to $2.69 billion at December 31, 2010 and $1.94 billion at June 30, 2010.  Total debt was $1.77 billion at June 30, 2011, compared to $1.74 billion at December 31, 2010 and $1.91 billion at June 30, 2010.

Share Repurchase Program and Common Stock Dividend
Commencing in March, the company repurchased 12.0 million shares of its common stock during the first half of 2011, at an average price of $11.61.  During the second quarter of 2011 the company declared and paid a common stock cash dividend of $0.06 per share, for a total of $28.3 million.

For more information concerning the company’s financial results, please refer to the accompanying slide presentation available on our website, www.interpublic.com.

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About Interpublic
Interpublic is one of the world's leading organizations of advertising agencies and marketing services companies.  Major global brands include Draftfcb, FutureBrand, GolinHarris International, HUGE, Initiative, Jack Morton Worldwide, Lowe and Partners, MAGNAGLOBAL, McCann Erickson, Momentum, MRM Worldwide, Octagon, R/GA, UM and Weber Shandwick.  Leading domestic brands include Campbell Ewald; Campbell Mithun; Carmichael Lynch; Deutsch, a Lowe and Partners Company; Gotham Inc.; Hill Holliday; ID Media; Mullen and The Martin Agency.  For more information, please visit www.interpublic.com.

# # #
Contact Information
Philippe Krakowsky (212) 704-1328	Jerry Leshne (Analysts, Investors) (212) 704-1439

Interpublic Group   1114 Avenue of the Americas   New York, NY 10036   212-704-1200 tel  212-704-1201 fax

Cautionary Statement

This release contains forward-looking statements.  Statements in this release that are not historical facts, including statements about management’s beliefs and expectations, constitute forward-looking statements.  These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K.  Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties.  A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement.  Such factors include, but are not limited to, the following:

•	potential effects of a challenging economy, for example, on the demand for our advertising and marketing services, on our clients’ financial condition and on our business or financial condition;
•	our ability to attract new clients and retain existing clients;
•	our ability to retain and attract key employees;
•	risks associated with assumptions we make in connection with our critical accounting estimates, including changes in assumptions associated with any effects of a weakened economy;
•	potential adverse effects if we are required to recognize impairment charges or other adverse accounting-related developments;
•
risks associated with the effects of global, national and regional economic and political conditions, including counterparty risks and fluctuations in economic growth rates, interest rates and currency exchange rates; and

•	developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world.

Investors should carefully consider these factors and the additional risk factors outlined in more detail under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K.

Interpublic Group   1114 Avenue of the Americas   New York, NY 10036   212-704-1200 tel  212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED SUMMARY OF EARNINGS
SECOND QUARTER REPORT 2011 AND 2010
(Amounts in Millions except Per Share Data)
(UNAUDITED)

	Three Months Ended June 30,
	2011	2010	Fav. (Unfav.) % Variance
Revenue:
United States	$987.8	$961.0	2.8%
International	752.9	650.7	15.7%
Total Revenue	1,740.7	1,611.7	8.0%

Operating Expenses:
Salaries and Related Expenses	1,095.7	991.0	(10.6)%
Office and General Expenses	470.8	442.9	(6.3)%
Restructuring and Other Reorganization-Related Charges, Net	0.2	0.6	N/M
Total Operating Expenses	1,566.7	1,434.5	(9.2)%

Operating Income	174.0	177.2	(1.8)%
Operating Margin %	10.0%	11.0%

Expenses and Other Income:
Interest Expense	(33.1)	(35.0)
Interest Income	9.7	6.1
Other Income (Expense), Net	5.3	(2.1)
Total (Expenses) and Other Income	(18.1)	(31.0)

Income before Income Taxes	155.9	146.2
Provision for Income Taxes	47.6	63.3
Income of Consolidated Companies	108.3	82.9
Equity in Net Income of Unconsolidated Affiliates	0.6	0.2
Net Income	108.9	83.1
Net Income Attributable to Noncontrolling Interests	(4.3)	(0.6)
Net Income Attributable to IPG	104.6	82.5
Dividends on Preferred Stock Benefit from Preferred Stock Repurchased	(2.9) 0.0	(2.9) 25.7
Net Income Available to IPG Common Stockholders	$101.7	$105.3

Earnings Per Share Available to IPG Common Stockholders: Basic	$0.21	$0.22
Diluted	$0.19	$0.15
Weighted-Average Number of Common Shares Outstanding: Basic Diluted	473.1 546.9	473.0 544.9
Dividends Declared Per Common Share	$0.06	$0.00

N/M – Not meaningful

Interpublic Group   1114 Avenue of the Americas   New York, NY 10036   212-704-1200 tel  212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED SUMMARY OF EARNINGS
SECOND QUARTER REPORT 2011 AND 2010
(Amounts in Millions except Per Share Data)
(UNAUDITED)

	Six Months Ended June 30,
	2011	2010	Fav. (Unfav.) % Variance
Revenue:
United States	$1,853.1	$1,764.1	5.0%
International	1,362.4	1,184.6	15.0%
Total Revenue	3,215.5	2,948.7	9.0%

Operating Expenses:
Salaries and Related Expenses	2,175.8	1,970.3	(10.4)%
Office and General Expenses	910.0	859.7	(5.9)%
Restructuring and Other Reorganization-Related Charges, Net	1.0	0.9	N/M
Total Operating Expenses	3,086.8	2,830.9	(9.0)%

Operating Income	128.7	117.8	9.3%
Operating Margin %	4.0%	4.0%

Expenses and Other Income:
Interest Expense	(65.0)	(67.6)
Interest Income	18.0	12.6
Other Expense, Net	(0.8)	(1.6)
Total (Expenses) and Other Income	(47.8)	(56.6)

Income before Income Taxes	80.9	61.2
Provision for Income Taxes	26.1	48.0
Income of Consolidated Companies	54.8	13.2
Equity in Net Income (Loss) of Unconsolidated Affiliates	0.9	(0.4)
Net Income	55.7	12.8
Net Loss Attributable to Noncontrolling Interests	3.7	5.1
Net Income Attributable to IPG	59.4	17.9
Dividends on Preferred Stock	(5.8)	(9.8)
Benefit from Preferred Stock Repurchased	0.0	25.7
Net Income Available to IPG Common Stockholders	$53.6	$33.8

Earnings Per Share Available to IPG Common Stockholders: Basic	$0.11	$0.07
Diluted	$0.11	$0.02
Weighted-Average Number of Common Shares Outstanding: Basic Diluted	474.6 515.6	472.1 531.6
Dividends Declared Per Common Share	$0.12	$0.00

N/M – Not meaningful